Exhibit 23.1
Auditor’s Consent
     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement Nos. 333-121363 and 333-12163-01 and in Post-Effective Amendment No. 2 to Registration Statement Nos. 333-102076 and 333-102076-01 filed under Schedule B of our report dated March 1, 2005 relating to the financial statements of KfW, which appears in KfW’s and KfW International Finance Inc.’s Annual Report on Form 18-K for the year ended December 31, 2004.

December 21, 2005			PricewaterhouseCoopers Aktiengesellschaft Wirtschaftsprüfungsgesellschaft

By:	/s/ Struwe	By:	/s/ ppa. Ott

	Struwe		ppa. Dr. Ott
	Wirtschaftsprüfer		Wirtschaftsprüfer
	(German Public Auditor)		(German Public Auditor)